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                                                             EXHIBIT 1.(E)

                   AMERICAN GENERAL SERIES PORTFOLIO COMPANY

                                 Amendment Two
                                     To The
                           Articles of Incorporation
                                       of
                   American General Series Portfolio Company

     American General Series Portfolio Company, a Maryland corporation, having its principal office in the State of Maryland in Baltimore City, Maryland (hereafter called the "Corporation"), hereby amends, effective May 1, 1992, its Articles of Incorporation, as supplemented by Articles Supplementary dated April 6, 1990 and September 21, 1990, and amended by Amendment One to the Articles of Incorporation dated September 30, 1991 ("Articles of Incorporation"), to redesignate and reclassify the one hundred million (100,000,000) issued and unissued shares of the Corporation which were divided and classified as the class of common stock bearing designation Quality Growth Portfolio into the class of common stock bearing the designation Stock Index Portfolio. All of such shares have the powers, preferences, other special rights, qualifications, restrictions and limitations set forth in Article V, Section (2) of the Articles of Incorporation.

     ARTICLE V, Section (1) of the Corporation's Articles of Incorporation are amended to read as follows:

     (1) The total number of shares of stock which the Corporation has authority to issue is two billion (2,000,000,000) shares of capital stock of the par value of $0.01 each, and of the aggregate par value of twenty million dollars ($20,000,000). One billion (1,000,000,000) of such shares shall be issued in the following classes of common stock bearing the following designations, provided, however, that the Board of Directors may increase or decrease any such number of shares:

          MidCap Index Portfolio             100,000,000
          Timed Opportunity Portfolio        100,000,000
          Money Market Portfolio             100,000,000
          Capital Conservation Portfolio     100,000,000
          Government Securities Portfolio    100,000,000
          Stock Index Portfolio              200,000,000
          International Equities Portfolio   100,000,000
          Social Awareness Portfolio         100,000,000
          International Government
            Bond Portfolio                   100,000,000

     The Board of Directors shall have the authority to classify or reclassify and issue authorized stock in such other classes as it may determine, each compromising such number of shares and having such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof, as may be fixed or determined from time to time by resolution or resolutions providing for the issuance of such stock. The Board of Directors may increase or decrease the number of shares of any class provided
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     that it may not decrease the number of shares of any class below the number of shares thereof then outstanding.

     The foregoing amendment was advised by the Board of Directors of the Corporation and approved by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote on the proposed amendment.

     IN WITNESS WHEREOF, American General Series Portfolio Company has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 28th day of April, 1992 to be effective on the 1st day of May, 1992.


                                        AMERICAN GENERAL SERIES
WITNESS:                                   PORTFOLIO COMPANY


/s/ CYNTHIA A. TOLES                    /s/ STEPHEN D. BICKEL
---------------------------             ----------------------------
Cynthia A. Toles, Secretary             Stephen D. Bickel, President
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     THE UNDERSIGNED, President of American General Series Portfolio Company,
who executed on behalf of the Corporation Amendment Two to the Articles of Incorporation of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Amendment Two to the Articles of Incorporation to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




                                              /s/ STEPHEN D. BICKEL
                                              -------------------------------
                                              Stephen D. Bickel, President